As filed with the Securities and Exchange Commission on February 5, 2004.
Registration No. 333

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Asset Acceptance Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	7322	80-0076779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6985 Miller Road

Warren, Michigan 48092
(586) 939-9600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathaniel F. Bradley IV

President and Chief Executive Officer
6985 Miller Road
Warren, Michigan 48092
(586) 939-9600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Michael Bernard, Esq. Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243 Phone: (313) 568-6800 Fax: (313) 568-6832	Fred B. White III, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Phone: (212) 735-3000 Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box.    ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-109987

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

Calculation of Registration Fee

Proposed
	Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to Be Registered	Offering Price (1)	Fee

Common Stock, $0.01 par value per share	$5,750,000	$760.20

(1)	The Registrant previously registered shares of its common stock for a proposed maximum aggregate offering price of $115,000,000.00 (representing 7,666,667 shares of its common stock at the initial public offering price of $15.00) on a Registration Statement on Form S-1 (File No. 333-109987), as amended, for which a filing fee of $14,570.50 was paid. This Registration for a proposed maximum aggregate offering price of $5,750,000 represents an additional 383,333 shares of common stock at the initial public offering price of $15.00.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by Asset Acceptance Capital Corp. (the “Company”), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-109987), as amended, which was declared effective on February 4, 2004.

CERTIFICATION

The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $760.20 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on February 5, 2004); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description

1.1***	Form of Underwriting Agreement
2.1**	Asset Contribution and Securities Purchase Agreement among Asset Acceptance Holdings LLC, AAC Holding Corp., Consumer Credit Corp., their respective shareholders and AAC Investors, Inc. dated September 30, 2002
2.2*	Share Exchange Agreement dated October 24, 2003, among Asset Acceptance Capital Corp., AAC Investors, Inc., RBR Holding Corp. and the other parties thereto
3.1**	Certificate of Incorporation of Asset Acceptance Capital Corp.
3.2**	Bylaws of Asset Acceptance Capital Corp.
3.3***	Form of Amended and Restated Certificate of Incorporation of Asset Acceptance Capital Corp.
3.4***	Form of Amended and Restated Bylaws of Asset Acceptance Capital Corp.
4.1***	Form of Common Stock Certificate
5.1	Opinion of Dykema Gossett PLLC
10.1**	Credit Agreement dated September 30, 2002, between Asset Acceptance, LLC, Financial Credit, LLC, CFC Financial, LLC, Consumer Credit, LLC, Bank One, N.A., Standard Federal Bank, N.A., National City Bank of Michigan/ Illinois, Fifth Third Bank, Eastern Michigan, Comerica Bank and Bank One, N.A., as Agent, as amended
10.2**	CC Option Agreement dated September 30, 2002 between Asset Acceptance Holdings LLC and Rufus H. Reitzel, Jr.
10.3***	Form of Amended and Restated Registration Rights Agreement among Asset Acceptance Capital Corp. and its stockholders
10.4**	Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan effective as of September 30, 2002
10.5*	Form of Share Appreciation Rights Agreement used in connection with grants under the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan
10.6***	Form of 2004 Stock Incentive Plan
10.7*	Net Lease dated June 21, 1999 between Penobscot Land Company and Asset Acceptance Corp. for the property located at 6985 Miller Road, Warren, Michigan
10.8*	Lease dated June 21, 1999 between Warren Troy Investments and Asset Acceptance Corporation for the property located at 7027 Miller Road, Warren, Michigan

Exhibit
Number	Description

10.9*	Industrial Lease Agreement dated September 14, 2000 between Dukes-Weeks Realty Limited Partnership and Asset Acceptance Corp. for the property located at 563 Lake Kathy Drive, Brandon, Florida, as amended
10.10*	Lease dated November 17, 2000 between Brooklyn Heights Business Park Limited and Asset Acceptance Corp. for the property located at 600 Safeguard Plaza, Brooklyn Heights, Ohio, as amended
10.11*	Lease dated January 16, 2002 between Technical Properties, L.L.C. and Asset Acceptance Corp. for the property located at 7177 Miller Road, Warren, Michigan
10.12*	Industrial Gross Lease Agreement dated June 28, 2000 between Nottingham Village, Inc. and Asset Acceptance Corp, as successor to Alegis Group, L.P. and Sherman Financial Group, LLC, for the property located at 9940 Franklin Square Drive, Baltimore, Maryland, as amended
10.13*	Lease dated February 15, 2002 between Alpha Drive Development Associates, L.L.C. and Asset Acceptance Corp. for the property located at 48325 Alpha Drive, Wixom, Michigan
10.14*	Lease Agreement dated April 25, 2003 between Northpoint Atrium Limited Partnership and Asset Acceptance, LLC for the property located at 10500 Heritage Street, San Antonio, Texas
10.15*	Lease Agreement dated July 25, 2003 between Orsett/ Piedmont Limited Liability Company and Asset Acceptance, LLC for the property located at 9801 South 51st Street, Phoenix, Arizona
10.16***	Business Lease dated August 25, 2003 between First Industrial Development Services, Inc. and Asset Acceptance, LLC for the property located in Hilsborough County, Florida, as amended by First Amendment to Lease dated December 29, 2003
10.17*	Lease Agreement dated October 31, 2003 by and between Van Dyke Office LLC and Asset Acceptance, LLC for the property located at 28405 Van Dyke Avenue, Warren, Michigan
10.18***	Employment Agreement dated September 30, 2002, between Rufus H. Reitzel, Jr. and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.19***	Employment Agreement dated September 30, 2002, between Nathaniel F. Bradley IV and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.20***	Employment Agreement dated September 30, 2002, between Mark A. Redman and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.21***	Employment Agreement dated September 30, 2002, between Heather K. Reitzel and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.22*	Agreement between Ontario Systems Corporation and Lee Acceptance Corp. dated June 26, 1992, as amended
21.1*	Subsidiaries of Asset Acceptance Capital Corp.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Dykema Gossett PLLC (included as Exhibit 5.1)
24.1**	Power of attorney

*	Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-109987), filed with the SEC on December 24, 2003.

**	Previously filed as an exhibit to Registration Statement on Form S-1 (Registration No. 333-109987), filed with the SEC on October 24, 2003.

***	Previously filed as an exhibit to Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-109987), filed with the SEC on January 20, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Michigan on February 5, 2004.

ASSET ACCEPTANCE CAPITAL CORP.

By:	/s/ NATHANIEL F. BRADLEY IV

Nathaniel F. Bradley IV,
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 2004.

Title

/s/ NATHANIEL F. BRADLEY IV Nathaniel F. Bradley IV		President, Chief Executive Officer and Director (principal executive officer)

/s/ MARK A. REDMAN Mark A. Redman		Vice President-Finance and Chief Financial Officer (principal financial officer and principal accounting officer)

* Terrence D. Daniels		Director

* Anthony R. Ignaczak		Director

* Rufus H. Reitzel, Jr.		Director

*By:	/s/ NATHANIEL F. BRADLEY IV Nathaniel F. Bradley IV Attorney-in-fact

Exhibit Index

Exhibit
Number	Description

1.1***	Form of Underwriting Agreement
2.1**	Asset Contribution and Securities Purchase Agreement among Asset Acceptance Holdings LLC, AAC Holding Corp., Consumer Credit Corp., their respective shareholders and AAC Investors, Inc. dated September 30, 2002
2.2*	Share Exchange Agreement dated October 24, 2003, among Asset Acceptance Capital Corp., AAC Investors, Inc., RBR Holding Corp. and the other parties thereto
3.1**	Certificate of Incorporation of Asset Acceptance Capital Corp.
3.2**	Bylaws of Asset Acceptance Capital Corp.
3.3***	Form of Amended and Restated Certificate of Incorporation of Asset Acceptance Capital Corp.
3.4***	Form of Amended and Restated Bylaws of Asset Acceptance Capital Corp.
4.1***	Form of Common Stock Certificate
5.1	Opinion of Dykema Gossett PLLC
10.1**	Credit Agreement dated September 30, 2002, between Asset Acceptance, LLC, Financial Credit, LLC, CFC Financial, LLC, Consumer Credit, LLC, Bank One, N.A., Standard Federal Bank, N.A., National City Bank of Michigan/ Illinois, Fifth Third Bank, Eastern Michigan, Comerica Bank and Bank One, N.A., as Agent, as amended
10.2**	CC Option Agreement dated September 30, 2002 between Asset Acceptance Holdings LLC and Rufus H. Reitzel, Jr.
10.3***	Form of Amended and Restated Registration Rights Agreement among Asset Acceptance Capital Corp. and its stockholders
10.4**	Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan effective as of September 30, 2002
10.5*	Form of Share Appreciation Rights Agreement used in connection with grants under the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan
10.6***	Form of 2004 Stock Incentive Plan
10.7*	Net Lease dated June 21, 1999 between Penobscot Land Company and Asset Acceptance Corp. for the property located at 6985 Miller Road, Warren, Michigan
10.8*	Lease dated June 21, 1999 between Warren Troy Investments and Asset Acceptance Corporation for the property located at 7027 Miller Road, Warren, Michigan
10.9*	Industrial Lease Agreement dated September 14, 2000 between Dukes-Weeks Realty Limited Partnership and Asset Acceptance Corp. for the property located at 563 Lake Kathy Drive, Brandon, Florida, as amended
10.10*	Lease dated November 17, 2000 between Brooklyn Heights Business Park Limited and Asset Acceptance Corp. for the property located at 600 Safeguard Plaza, Brooklyn Heights, Ohio, as amended
10.11*	Lease dated January 16, 2002 between Technical Properties, L.L.C. and Asset Acceptance Corp. for the property located at 7177 Miller Road, Warren, Michigan
10.12*	Industrial Gross Lease Agreement dated June 28, 2000 between Nottingham Village, Inc. and Asset Acceptance Corp, as successor to Alegis Group, L.P. and Sherman Financial Group, LLC, for the property located at 9940 Franklin Square Drive, Baltimore, Maryland, as amended
10.13*	Lease dated February 15, 2002 between Alpha Drive Development Associates, L.L.C. and Asset Acceptance Corp. for the property located at 48325 Alpha Drive, Wixom, Michigan
10.14*	Lease Agreement dated April 25, 2003 between Northpoint Atrium Limited Partnership and Asset Acceptance, LLC for the property located at 10500 Heritage Street, San Antonio, Texas

Exhibit
Number		Description

10.15*		Lease Agreement dated July 25, 2003 between Orsett/ Piedmont Limited Liability Company and Asset Acceptance, LLC for the property located at 9801 South 51st Street, Phoenix, Arizona
10.16**	*	Business Lease dated August 25, 2003 between First Industrial Development Services, Inc. and Asset Acceptance, LLC for the property located in Hilsborough County, Florida, as amended by First Amendment to Lease dated December 29, 2003
10.17*		Lease Agreement dated October 31, 2003 by and between Van Dyke Office LLC and Asset Acceptance, LLC for the property located at 28405 Van Dyke Avenue, Warren, Michigan
10.18**	*	Employment Agreement dated September 30, 2002, between Rufus H. Reitzel, Jr. and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.19**	*	Employment Agreement dated September 30, 2002, between Nathaniel F. Bradley IV and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.20**	*	Employment Agreement dated September 30, 2002, between Mark A. Redman and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.21**	*	Employment Agreement dated September 30, 2002, between Heather K. Reitzel and Asset Acceptance Holdings LLC and the form of Amendment No. 1 thereto
10.22*		Agreement between Ontario Systems Corporation and Lee Acceptance Corp. dated June 26, 1992, as amended
21.1*		Subsidiaries of Asset Acceptance Capital Corp.
23.1		Consent of Ernst & Young LLP
23.2		Consent of Dykema Gossett PLLC (included as Exhibit 5.1)
24.1**		Power of attorney

*	Previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-109987), filed with the SEC on December 24, 2003.

**	Previously filed as an exhibit to Registration Statement on Form S-1 (Registration No. 333-109987), filed with the SEC on October 24, 2003.

***	Previously filed as an exhibit to Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-109987), filed with the SEC on January 20, 2004.